As amended and restated on September 23, 2011

AMENDED AND RESTATED
BY−LAWS
OF
CAPMARK FINANCIAL GROUP INC.

ARTICLE I
OFFICES

The registered office of Capmark Financial Group Inc. (the "Corporation") shall be c/o CSC Services of Nevada, 2215-B Renaissance Drive, Las Vegas, Nevada 89119. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 1.   Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Nevada, as shall be designated by the Board of Directors in the notice thereof. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the chief executive office of the Corporation.

Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held within six months after the close of the fiscal year of the Corporation, for the purposes of electing directors, and transacting such other business as may properly come before the meeting.  The date of the annual meeting shall be determined by the Board of Directors. Failure to hold the annual meeting at the designated time shall not work as a forfeiture or dissolution of the Corporation.

Section 3. Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Board of Directors or by the Chairman of the Board of Directors, and shall be called by the Secretary within 60 days of the request in writing of stockholders at the request in writing of stockholders holding beneficially or of record at least nine percent (9%) of the voting power of the Corporation.  Beneficial ownership of shares for these purposes may be established by submission to the Corporation of a written statement of broker, bank or other institutional nominee that is a direct or indirect participant in the Depository Trust Company, through which such shares are held.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Notice of Meetings.

(a)  If stockholders are required or authorized to take any action at a meeting, the notice of the meeting must be in writing and signed by the Chairman of the Board, the President or a Vice President, or the Secretary or an Assistant Secretary, or by such other natural person or persons as the directors may designate. The notice must state the purpose or purposes for which the meeting is called, the time when, and the place, which may be within or without the State of Nevada, where it is to be held, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote. A copy of the notice must be delivered personally, mailed postage prepaid or given by a form of electronic transmission consented to by the stockholder to whom the notice is given to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 60 days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of the Corporation, and upon the mailing of any such notice the service thereof is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail for transmission to the stockholder. Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited liability company managed by its members, to any manager of a limited liability company managed by managers, to any general partner of a partnership or to any trustee of a trust constitutes delivery of the notice to the corporation, association, limited liability company, partnership or trust. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the board of directors fixes a new record date for the adjourned meeting. The board of directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting. If the adjournment is for more than 60 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b)           Whenever any notice whatsoever is required to be given, a waiver thereof in a signed writing or by transmission of an electronic record by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(c)           Anything to the contrary in these Bylaws notwithstanding, there shall be no requirement that any stockholder provide the Company advance notice of, or any particular information with respect to, any matter that may be properly presented by a stockholder for consideration at any annual meeting of the stockholders of the Corporation, including in respect of nomination of persons for election of directors.

Section 5. Quorum.   A majority of the voting power of the Corporation, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting from time to time to another time and/or place under the procedures set forth in Section 4 above.

Section 6. Voting. At all meetings of the stockholders, each stockholder entitled to vote thereat shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. Unless otherwise provided in the Articles of Incorporation and subject to the Nevada Revised Statutes as amended from time to time (the "Nevada Law"), each stockholder shall be entitled to one vote for each outstanding share of Common Stock of the Corporation held by such stockholder. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of Nevada Law or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7. Organization. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, (or in his or her absence or if one shall not have been elected, the President) shall act as chair of the meeting. The Secretary (or in his or her absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 8. Order of Business. The order of business and rules of conduct at all meetings of stockholders shall be as determined by the chair of the meeting.

Section 9. Participation by Electronic Communication.    Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar methods of electronic communication by which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

Section 10. Proxies.

(a)           Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

(b)           Every proxy must be signed by the stockholder or his attorney-in-fact. A signed proxy is presumed valid. Except as otherwise provided in Section 78.355(5) of the Nevada Law concerning irrevocable proxies, no proxy is valid after the expiration of six months from the date of its creation unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven years from the date of its creation.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.  The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or such death is received by the corporate officer responsible for maintaining the list of stockholders.

(c)           If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present, then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

Section 11. Consent for Action without a Meeting. Any action required or permitted by law, the Articles of Incorporation or these Bylaws to be taken at any annual or special meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given. Any written consent may be in the form of an electronic transmission, and such transmission shall be deemed to be signed and dated for purposes hereof if such transmission sets forth or is delivered with information from which the Corporation can determine that same was transmitted by or on behalf of a stockholder and the date that the same was transmitted. Prompt notice of the taking of corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualification and Tenure.

(a)           The number of directors constituting the whole Board of Directors shall consist of not fewer than three (3) nor more than (8) directors, with the number of such directors being originally eight (8) and thereafter being established from time to time either by a vote of the stockholders or by the Board of Directors.  A majority of the directors of the Corporation shall satisfy the independence requirements of the rules and regulations of the New York Stock Exchange (or any successor self-regulatory organization); provided that a director who was previously an independent director of the Corporation shall not cease to be independent for these purposes by reason of the fact that he or she is appointed by the Board of Directors to serve as the chief executive officer or chief operating officer of the Corporation; provided further that no more than two (2) directors serving at one time shall be deemed to be independent pursuant to the immediately preceding proviso.

(b)           The directors shall be natural persons at least 18 years of age, and shall be elected annually by the stockholders, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors or until such director’s earlier death, resignation or removal from office. In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors are elected and qualified.

(c)           Directors need not be residents of the State of Nevada or stockholders of the Corporation.

Section 3. Vacancies. A vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled either by a vote of the stockholders or by the Board of Directors, though less than a quorum, to serve until the next annual meeting of the stockholders of the Corporation and until a successor is elected and qualified, provided that, any vacancy created by the removal of a director by the stockholders may only be filled by a vote of the stockholders.

Section 4. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors. No notice of regular meetings need be given.

Section 5. Special Meetings.

(a)           Special meetings of the Board of Directors may be called by the Chairman of the Board or any two directors.

(b)           Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, facsimile, or other means of electronic communication at least two days before the meeting.  Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 6. Quorum. A majority of the number of directors determined in accordance with Section 2(a) of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.  When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

Section 7. Chairman of the Board. The Board of Directors shall elect from among its members a Chairman of the Board, and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall exercise such other functions, authorities and duties as may be prescribed by the Board of Directors. If the Chairman of the Board is not present, a director chosen by a majority of the directors present, shall act as chairman at meetings of the Board of Directors. The Chairman of the Board may also be an officer of the Corporation but shall not be considered an officer of the Corporation solely by virtue of serving as Chairman of the Board.

Section 8. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Nevada, and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board in the absence of a determination by the Board of Directors).

Section 9. Committees.

(a)           The Board of Directors shall have an Audit Committee, which shall perform the customary functions of an audit committee, a Compensation Committee, which shall perform the customary functions of a compensation committee, and a Finance Committee, which shall be responsible for approval of sale, settlement and restructuring of loans and related real estate assets of the Corporation and establishing approval guidelines for the persons authorized to approve any such transactions; provided that the Audit Committee may be authorized by resolution of the Board of Directors to perform the function of the Finance Committee, in which case there shall be no requirement of a separate Finance Committee.  Each of the Audit Committee, the Compensation Committee and the Finance Committee shall consist of no less than three (3) members, each of whom satisfies the independence requirements under the rules and regulations of the New York Stock Exchange (or any successor self-regulatory organization); provided that if the number of directors of the Corporation constituting the whole Board of Directors as determined in accordance with Section 2(a) of this Article III shall consist of no more than three (3) directors, the entire Board of Directors may perform the function of the Audit Committee, the Compensation Committee and the Finance Committee, so long as a majority of the directors satisfy the independence requirements as set forth in Section 2(b) of this Article III.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more additional committees, each committee to consist of one or more directors.

(b)           The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more other committees, each committee to consist of one or more directors. Any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee.

(c)           The Board of Directors, by resolution adopted by the majority of the whole Board of Directors, may designate one or more additional directors or other natural persons as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee; provided that such additional or alternate member shall satisfy any applicable independence requirements.

(d)           Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all the members of any such committee may select its Chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 10. Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 11. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12. Removal.  Any director or the entire Board of Directors may be removed with or without cause by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding shares of the Corporation entitled to vote.

Section 13. Compensation. Either the Board of Directors or the Compensation Committee shall have the authority to fix the compensation of directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

Section 14.  Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IV
OFFICERS

Section 1. Officers of the Corporation. Except as otherwise provided in Section 3 of this Article IV, the officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, a Chief Operating Officer, a President, a Secretary and a Treasurer. The Board of Directors may also elect a Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents and such other officers and agents as it shall deem appropriate. The same individual may simultaneously hold more than one office in the Corporation, but no individual may act in more than one capacity where action of two or more officers of the Corporation is required. The title of any officer may include any additional designation descriptive of such officer’s duties as the Board of Directors may prescribe. The officers of the Corporation need not be stockholders of the Corporation.

Section 2. Election, Term of Office. Except as otherwise provided in Section 3 of this Article IV, the officers of the Corporation shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified or until such officer’s earlier death resignation or removal from office. Any vacancy occurring in any office of the Corporation required by this Article IV shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

Section 3. Appointment and removal of Non-Executive Officers. The Board of Directors may authorize the Chief Executive Officer, President or Chief Operating Officer of the Corporation to appoint one or more Non-Executive Officers (as defined below) or to remove any Non-Executive Officers so appointed, provided that (i) such officer shall provide written notice to the Board of Directors of all such appointments and removals, (ii) the Board of Directors may any time withdraw from such officer the authority to make further appointments and removals and (iii) the Board of Directors shall at all times retain the authority to appoint or remove any officer of the Corporation, including any Non-Executive Officer appointed by an officer pursuant to this Section 3. Any Non-Executive Officer who is elected or appointed from time to pursuant to this Section 3 shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors or by the officer appointing such Non-Executive Officer or to whom such Non-Executive Officer reports.  A “Non-Executive Officer” is an officer of the Corporation who is not an “executive officer” as defined in Rule 3b-7 promulgated under the Exchange Act of 1934.

Section 4. Resignation and Removal of Officers. Any officer may resign at any time by communicating such officer’s resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later effective date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. Any officer of the Corporation may be removed at any time by the Board of Directors with or without cause.

Section 5. Contract Right of Officers. The appointment of an officer does not itself create contract rights. An officer’s removal does not itself affect the officer’s contract rights, if any, with the Corporation.

Section 6. Chief Executive Officer. The Chief Executive Officer shall have the general executive responsibility for the conduct of the business and affairs of the Corporation, subject to the control of the Board of Directors. The Chief Executive Officer shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

Section 7. President. The President shall have such functions, authority and duties as customarily appertain to the office of the president of a business corporation or as may be prescribed by the Board of Directors.

Section 8. Chief Operating Officer. The Chief Operating Officer shall have such functions, authority and duties as customarily appertain to the office of the chief operating officer of a business corporation or as may be prescribed by the Board of Directors.

Section 9. Executive Vice President, Senior Vice President, Vice President. The Executive Vice President, Senior Vice President or Vice President, or if there shall be more than one, the Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, shall have such functions, authority and duties as may be prescribed by the Board of Directors or, in the case of a Non-Executive Officer appointed in the manner prescribed by Section 3 of this Article IV, as prescribed therein.

Section 10. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall have such functions, authority and duties as customarily appertain to the office of the secretary of a business corporation or as may be prescribed by the Board of Directors.  The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or, in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

Section 11. Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President and shall have such functions, authority and duties as customarily appertain to the office of the chief financial officer of a business corporation or as may be prescribed by the Board of Directors.

Section 12. Treasurer. The Treasurer shall exercise supervision over the receipt, custody and disbursement of corporate funds and shall have such functions, authority and duties as customarily appertain to the office of the treasurer of a business corporation or as may be prescribed by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

Section 13. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these Bylaws shall perform such duties and have such functions, authority and duties as may be prescribed by the Board of Directors or, in the case of a Non-Executive Officer appointed in the manner prescribed by Section 3 of this Article IV, as prescribed therein.

ARTICLE V
CERTIFICATES OF STOCK

Section 1. Form. The shares of the Corporation shall be represented by certificates in the form approved by the Secretary; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chief Executive Officer or the President and a Vice President or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned or otherwise authenticated by a transfer agent and by a registrar, other than the Corporation or an employee of the Corporation, the signatures of the Chief Executive Officer, the President, a Vice President, the Secretary, and an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 2. Transfer. Subject to such restrictions on transfer as may be contained in the Articles of Incorporation, these Bylaws and Nevada Law, transfers of stock shall be made on the books of the Corporation and (a) in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all transfer taxes or, (b) in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which an officer of the Corporation shall determine to waive such requirement.  With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled” with the date of cancellation by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1. Indemnification. The Corporation shall indemnify, in accordance with and to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is a party or is threatened to be made a party to, or is otherwise a participant in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the written request of the Corporation as a director or officer of another corporation, or as its representative  in  a  partnership,  joint  venture,  trust  or other enterprise, against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reason to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. "Other enterprise" shall include, without limitation, employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to serving at the request of the Corporation shall include, without limitation, any service as a director, officer, employee or agent of the Corporation or any of its subsidiaries which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.  The Corporation shall also be authorized to indemnify any person serving as an employee or agent of the Corporation in like circumstances.

Section 2.  Expenses.  Expenses (including, without limitation, attorneys' fees and expenses) incurred in defending a civil, criminal, administrative, or investigative action suit or proceeding by any person entitled to indemnification pursuant to Section 1 of this Article VI shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or other person to repay such amount if it shall ultimately be determined that such director, officer or other person is not entitled to be indemnified by the Corporation under this Article VI or under any other contract or agreement between such director, officer or other person.

Section 3. No Exclusivity.  The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, except that indemnification (unless ordered by a court) shall not be made to or on behalf of any director, officer or other person if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. The indemnification provided by this Article VI shall continue as to a person who has ceased to be a director or officer of the Corporation or who has ceased to serve at the written request of the Corporation as a director or officer of another corporation or as a representative of the Corporation in a partnership, joint venture, trust or other enterprise and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4. Insurance.  The Corporation may purchase and maintain insurance on behalf  of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, organization or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of this Article VI.

Section 5. Agreements.  The Corporation may enter into an indemnity agreement with any director, officer, employee or agent of the Corporation as approved by the Board of Directors, upon terms and conditions that it deems appropriate, as long as the provisions of the agreement are not inconsistent with this Article VI.

Section 6. Former Directors and Officers. The indemnification and advancement of expenses provided for in this Article VI shall continue as to a Covered Person who has ceased to be a director or officer of the Corporation in respect of any act or omission, or alleged act or omission, occurring prior to the time he or she has ceased to serve in the capacity that rendered he or she a Covered Person..

Section 7. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission, or alleged act or omission, occurring prior to the time of such repeal or modification.

ARTICLE VII
GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year or on such other date as shall be fixed by resolution of the Board of Directors.

Section 2. Fixing the Record Date.

(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 3. Dividends. Subject to limitations contained in Nevada Law and the Articles of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.

Section 4. Voting of Stock Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 5. Corporation Seal. The Board of Directors may provide for a corporate seal which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 7. Books and Records.

(a)           The Corporation will maintain or cause to be maintained separate, full and accurate books and records of the Corporation. The books of the Corporation may be kept within or without of the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

(b)           Any person who shall have been a holder, beneficially or of record, of shares at least six months immediately preceding his demand or shall be the holder, beneficially or of record, of at least 5% of the voting power of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, the Corporation’s stock ledger, a list of stockholders and its, or its subsidiaries’ books and records (to the extent in the possession and control of the Corporation, or over which the Corporation may obtain possession by exercise of control over a subsidiary) for a purpose reasonably related to such person’s interest as a stockholder; provided that a stockholder shall not have the right to the examination of any such books and records to the extent that such examination would constitute a breach of any agreement between the Corporation or its subsidiary and any other person or would result in the waiver or any privilege or defense available to the Corporation or any subsidiary; and provided further that the Corporation may condition any such examination on appropriate agreements regarding use and confidentiality.  Beneficial ownership of shares for these purposes may be established in the manner provided in Section 3 of Article II.

Section 8. Reliance Upon Books and Records. A member of the Board of Directors of the Corporation, or a member of any committee of directors designated by the Board of Directors, shall in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 9. Articles of Incorporation Govern. In the event of any conflict between the provisions of the Corporation’s Articles of Incorporation and Bylaws, the provisions of the Articles of Incorporation shall govern.

Section 10. Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Articles of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including, without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Articles of Incorporation) that are not themselves invalid, illegal, unenforceable or in conflict with the Articles of Incorporation shall remain in full force and effect.

Section 11.  Financial Information.

(a)           The Corporation shall post on the Corporation’s website (which shall be publicly accessible):

(i)           within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Corporation, (x) the unaudited consolidated balance sheet as at the end of such quarter and the related unaudited consolidated statements of operations and stockholders’ equity and of cash flows of the Corporation and its consolidated subsidiaries for such quarter, and accompanying notes, prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and accompanied by management discussion and analysis comparable to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” provided in reports governed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii)          reasonably promptly after completion of the audit of the Corporation’s financial statements for any fiscal year, but in any event within 90 days of the end of each fiscal year of the Corporation, the audited consolidated balance sheet of the Corporation and its consolidated subsidiaries as at the end of such year and the related audited consolidated statements of operations and stockholders’ equity and of cash flows for such year, and accompanying notes, prepared in accordance with GAAP and accompanied by management discussion and analysis comparable to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” provided in reports governed by the Exchange Act;

(iii)         within 90 days of the end of each fiscal year of the Corporation, the unaudited balance sheet, statements of operations and stockholders’ equity and of cash flows of (x) Capmark Bank, a wholly-owned Subsidiary of the Corporation and FDIC-insured deposit taking institution headquartered in Midvale, Utah, (“Capmark Bank”) and its subsidiaries on a consolidated basis (for so long as Capmark Bank remains a subsidiary of the Corporation) and (y) the Corporation and all of its other consolidated subsidiaries (excluding Capmark Bank and its subsidiaries on a consolidated basis), in each case as at the end of and for such year; and

(iv)        within the time frame required therefor by Form 8-K under the Exchange Act, the disclosures required of the Corporation by the following Items of Form 8-K:  Item 1.03; Item 2.04; Item 2.06; Item 4.01; Item 4.02; Item 5.01(a)(1), (2) and (3); Item 5.02(c)(1), and Item 5.02(d)(1), (3) and (4), irrespective of whether the election of directors referred to therein occurs at a meeting of shareholders.

(b)         The financial statements and reports referred to in Section 11(a) of this Article VII shall include, without limitation, information on loan assets, loan transactions and real estate owned by the Corporation and its subsidiaries in respect of its loan assets in such format and in such level of detail as provided in Annex I to these Bylaws, provided that in no event shall the Corporation be required to provide historical financial statements prepared in accordance with GAAP for periods prior to the filing of the case under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware filed under  and captioned “In re Capmark Financial Group Inc. et al., Case No. 09-13684 (CSS) (the “Bankruptcy Case”) or after the filing of the Bankruptcy Case and prior to the effectiveness of the plan of reorganization under the Bankruptcy Case; and provided, further, that in no such event shall such Section 11(b) reports be required to be prepare in accordance with GAAP or subject to any audit.

ARTICLE VIII
AMENDMENTS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the stockholders to adopt, amend and repeal Bylaws;  provided that the Board of Directors shall not have the power to amend or repeal any Bylaw adopted by stockholders, if the stockholders specifically provide that such Bylaw is not subject to amendment or repeal by the directors; provided further that the Board of Directors shall not have the power to amend or repeal this Article VIII or Section 7 of Article VII of these Bylaws; and provided further that the Board of Directors shall not have the power to amend or repeal Section 11 of Article VII unless (i) such amendment or repeal shall have been approved by the Audit Committee, (ii) each of the Audit Committee and the Board of Directors shall have determined that such amendment or repeal is in the best interests of the stockholders and (iii) the stockholders of the Corporation shall have been given reasonable advance written notice of no less than 30 days prior to the adoption of such amendment or repeal by the Board of Directors.